UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2025

MILL CITY VENTURES III, LTD.
(Exact name of registrant as specified in its charter)

Minnesota	001-41472	90-0316651
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1907 Wayzata Boulevard, Suite 205

Wayzata, MN 55391

(Address of principal executive offices)

(952) 479-1923

(Registrant's telephone number, including area code)

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 22, 2025, Mill City Ventures III, Ltd. (“Mill City”) entered into an Amendment No. 5 to Fourth Short-Term Loan Agreement and Fourth Short-Term Promissory Note with Mustang Funding, LLC, to be deemed effective January 21, 2025. The amendment extends the maturity date of Mill City’s loan to Mustang Funding to March 28, 2027, and increases the per annum rate of interest to 20%. The amendment obligates Mustang Funding to continue paying monthly cash interest payments at the pre-amendment rate of 15% per annum, and to pay Mill City the additional 5% per annum interest upon maturity.

Mill City entered into the amendment in connection with its negotiations with both Mustang Funding and its senior creditor for (i) a security agreement with Mustang Funding to obtain collateral securing Mustang Funding’s obligations to Mill City under the Fourth Short-Term Loan Agreement and Fourth Short-Term Promissory Note, and (ii) an amended and restated subordination and intercreditor agreement with the senior creditor. The parties are presently in the process of executing and delivering signatures to the above-described agreements.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mill City Ventures III, Ltd.

Date: January 28, 2025	By:	/s/Joseph A. Geraci, II
Joseph A. Geraci, II Chief Financial Officer

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